UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2018

CESCA THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California		95742

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

Item 1.02.     Termination of a Material Definitive Agreement.

On October 15, 2018, Cesca Therapeutics, Inc. (the “Company”) exercised its right to terminate the Executive Employment Agreement, dated February 15, 2017 (as amended, the “Employment Agreement”), of Vivian Liu, the Chief Operating Officer of the Company. The Employment Agreement was terminated without cause. Under the terms of the Employment Agreement, in consideration of Ms. Liu executing a general release in favor of the Company, she is entitled to severance compensation in an amount equal to nine months of her annual base salary. She will also be entitled to any earned but unpaid annual bonus amount that the Company’s board of directors determines that she had earned prior to termination. In addition, all of her outstanding stock options and restricted stock awards which would have otherwise vested within six months of October 15, 2018 will immediately vest as of October 15, 2018.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in Item 1.02 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CESCA THERAPEUTICS INC.

Dated: October 18, 2018	/s/ Xiaochun Xu
Xiaochun (Chris) Xu, Chief Executive Officer